INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in Registration Statements
No. 33-54783, 33-54789, 33-61471, and 33-61473 of Gottschalks Inc. on
Form S-8 of our report dated February 27, 2001, appearing in this Annual Report on Form 10-K of Gottschalks Inc. for the year ended February 3, 2001.

/s/ Deloitte & Touche LLP

Fresno, California
April 11, 2001